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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 28, 2014
Date of Report
(Date of earliest event reported)
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LIN Media LLC
(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)
LIN Television Corporation

(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	000-25206 (Commission File Number)	13-3581627
(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)
(512) 774-6110
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 28, 2014, LIN Media LLC issued a press release announcing comprehensive, long-term agreements that renew existing station affiliation agreements with CBS Affiliate Relations, A Unit of CBS Corporation ("CBS") in 10 markets nationwide. The renewal term will commence on January 1, 2015 and terminate on August 31, 2019 for KRQE-TV, KBIM-TV and KREZ-TV in Albuquerque, New Mexico; WIAT-TV in Birmingham, Alabama; WIVB-TV in Buffalo, New York; WANE-TV in Fort Wayne, Indiana; WPRI-TV in Providence, Rhode Island and WTHI-TV in Terre Haute, Indiana. The renewal term will commence on July 1, 2015 and expire on August 31, 2019 for KIMT-TV in Mason City, Iowa. The renewal term will commence on September 19, 2016 and expire on December 31, 2021 for KOIN-TV in Portland, Oregon. The renewal term will commence on February 1, 2017 and expire on December 31, 2021 for WKBN-TV in Youngstown, Ohio. The renewal term will commence on January 1, 2018 and expire on December 31, 2021 for WLFI-TV in Lafayette, Indiana.

A copy of the press release announcing the affiliation renewals with CBS is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release issued by LIN Media LLC regarding affiliation renewals with CBS on August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN Media LLC

Date: August 28, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

LIN Television Corporation

Date: August 28, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

Exhibit Index
Exhibit Number	Description
99.1	Press release issued by LIN Media LLC regarding affiliation renewals with CBS on August 28, 2014